Exhibit A

Joint Filing Agreement

The undersigned hereby agree that this Statement on Schedule 13G/A with respect to the beneficial ownership of shares of Common Stock of Talphera, Inc. is filed jointly on behalf of each of them.

Rosalind Advisors, Inc.

By: _____________________________

Name: Steven Salamon

Title: President

Rosalind Master Fund L.P.

By: _____________________________

Name: Mike McDonald

Title: Director, Rosalind (Cayman) Ltd. (as General Partner to Rosalind Master Fund)

By: _____________________________

Name: Steven Salamon

NYC#: 139632.2